UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 11, 2020

(Date of earliest event reported)

Qorvo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421

(Address of principal executive offices) (Zip Code)

(336) 664-1233

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QRVO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2020, Qorvo, Inc. (the “Company”) completed an offering of an additional $300 million aggregate principal amount of its 4.375% Senior Notes due 2029 (the “Additional Notes”). The Company previously completed the offering of $350 million principal amount of such notes on September 30, 2019 and $200 million principal amount of such notes on December 20, 2019 (together, the “Existing Notes”). The Additional Notes were sold in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act.

Supplemental Indenture

The Additional Notes were issued pursuant to a second supplemental indenture, dated as of June 11, 2020 (the “Second Supplemental Indenture”), by and among the Company, the Company’s domestic subsidiaries that guarantee the Company’s obligations under its existing credit facility, as guarantors (the “Guarantors”), and MUFG Union Bank, N.A., as trustee (the “Trustee”), further supplementing that certain indenture, dated as of September 30, 2019 (the “Base Indenture” and, together with the Supplemental Indenture dated December 20, 2019 and the Second Supplemental Indenture, the “Indenture”), by and among the Company, the Guarantors and the Trustee. The Company expects to use the net proceeds of the offering of the Additional Notes for general corporate purposes.

The Additional Notes are governed by the Indenture and have the same interest payment terms and redemption terms as the Existing Notes. The Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices thereunder and certain provisions related to bankruptcy events. The Indenture also contains customary negative covenants.

The Additional Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The descriptions of the Second Supplemental Indenture, the Base Indenture and the Additional Notes in this Current Report on Form 8-K (this “Report”) are a summary and are qualified in their entirety by reference to the complete text of (i) the Second Supplemental Indenture, which is filed as Exhibit 4.1 to this Report, and (ii) the Base Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2019, each of which are incorporated herein by reference.

Registration Rights Agreement

In connection with the offering of the Additional Notes, the Company entered into a Registration Rights Agreement, dated as of June 11, 2020 (the “Registration Rights Agreement”), with the Guarantors, on the one hand, and Citigroup Global Markets Inc., as representative of the initial purchasers of the Additional Notes (the “Initial Purchasers”), on the other hand. The Registration Rights Agreement contains terms substantially identical to the registration rights agreements, dated September 30, 2019 and December 20, 2019, with respect to the Existing Notes.

The description of the Registration Rights Agreement in this Report is a summary and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Report and incorporated herein by reference.

The Company has various relationships with the Initial Purchasers of the Additional Notes. Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the Initial Purchasers, or their respective affiliates, have a lending relationship with the Company. The Initial Purchasers, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed pursuant to this Item 2.03 in connection with the matters described under Item 1.01 of this Report is incorporated herein by reference.

Item 8.01.	Other Events.

On June 11, 2020, the Company issued a press release announcing that it had closed its previously announced offering of $300 million aggregate principal amount of Additional Notes in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of June 11, 2020, among Qorvo, Inc., the Guarantors party thereto and MUFG Union Bank, N.A., as Trustee

4.2

Registration Rights Agreement, dated as of June 11, 2020, by and among Qorvo, Inc., the Guarantors named therein and Citigroup Global Markets Inc., as representative of the several Initial Purchasers named therein

99.1	Press Release dated June 11, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date: June 11, 2020